Exhibit 99.1

Limoneira Announces $10 Million Share Repurchase Program

SANTA PAULA, Calif.--(BUSINESS WIRE) – Sep. 29, 2021 -- Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus growing, packing, selling and marketing company with related agribusiness activities and real estate development investments, today announced that the Company’s Board of Directors authorized the repurchase of up to $10.0 million of the Company’s issued and outstanding common stock.

Harold Edwards, President and Chief Executive Officer of the Company, stated, “The Board’s decision to authorize this share repurchase program is a clear indication that they, along with our management team, believe Limoneira is positioned for continued long-term growth through both our strategic assets and our consistent global supply of fresh fruit. Our Company remains committed to the disciplined, opportunistic deployment of capital in order to maximize value for our shareholders.”

Under the approved authorization, the Company may purchase common stock through September, 2022 utilizing one or more open market transactions, transactions structured through investment banking institutions, in privately-negotiated transactions or otherwise, by direct purchases of common stock or a combination of the foregoing in compliance with the applicable rules and regulations of the Securities and Exchange Commission.

The timing of the purchases and the amount of shares repurchased is subject to the Company’s discretion and will depend on market and business conditions, applicable legal and credit requirements and other corporate considerations including the Company’s historical strategy of pursuing accretive acquisitions and deleveraging.

About Limoneira Company

Limoneira Company, a 128-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (lē moñ âra) is a dedicated sustainability company with 15,400 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona, Chile and Argentina. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: additional impacts from the current COVID-19 pandemic, changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investors:

John Mills

Managing Partner

ICR 646-277-1254

Corporate Communications:

Michael Gonzales

Marketing Manager

Limoneria Company

805-525-5541 ext. 1069